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[Front of Broker Member Subscription Form]

                                        label with name and address and
                                        broker member group form number

                    Broker Member Group Subscription Form

       IN ORDER TO SUBSCRIBE FOR SHARES THIS FORM MUST BE COMPLETED AND RETURNED TO THE SUBSCRIPTION AGENT, ALONG WITH PAYMENT FOR SUCH SHARES,
                      ON OR PRIOR TO ___________, 1998.

                  THIS SUBSCRIPTION FORM IS NOT TRANSFERABLE

Dear Broker Member:

      This Broker Member Group Subscription Form is being sent to you by New America International, Inc., a Maryland corporation ("NAI" or the "Company"), in connection with a public offering of shares of common stock, par value $.01 per share (the "Shares") of the Company, as described in the enclosed Prospectus dated ________ __, 1998 (the "Prospectus"). NAI is distributing to its stockholders Rights to purchase an aggregate of 17,101,403 Shares at a subscription price of $2.00 per share (the "Subscription Price"). In connection with the Rights Offering, NAI is giving certain members of the Broker Member Group (as defined in the Prospectus) the right to subscribe for any Shares which are not purchased pursuant to the Rights Offering ("Excess Shares").

      NAI recognizes the important role of its Broker Members in the business of NAI, and has determined to include the Broker Members in NAI's public Offering of Shares. Accordingly, in recognition of services rendered and to be rendered by Broker Members to NAI, NAI is offering the principals, shareholders, partners, officers, managers and licensed real estate agents of NAI's Broker Members (the "Broker Member Group") the right to subscribe for any Excess Shares that are not otherwise subscribed for by NAI's stockholders or the Executive Group. In order to ensure that NAI's Broker Member Group will be able to subscribe for Shares, NAI has authorized an additional 2,000,000 Shares ("Additional Shares") for issuance exclusively to the Broker Member Group. Accordingly, the Broker Member Group has the right, in aggregate to purchase a minimum of 2,000,000 Shares.

      You may elect to subscribe for as many Shares being offered as you desire. However, if the number of Excess Shares and Additional Shares is not sufficient to satisfy all subscriptions pursuant to the Broker Member Group Subscription Privilege, such Excess Shares and Additional Shares will be allocated pro rata (subject to the elimination of fractional shares) among those exercising the Broker Member Group Subscription Privilege, in proportion to the number of NAI Shares requested pursuant to the Broker Member Group Subscription Privilege. There is no assurance that you will receive all the Shares for which you subscribe. In addition, in connection with the state securities laws, NAI reserves the right to limit, in its sole discretion, the number of Shares offered or sold in any state; accordingly, members of the Broker Member Group in such states may receive none, or a proportionally lower number of Shares than other Broker Members.

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      In order to subscribe for Shares in connection with the offering, please complete the Subscription Section on the reverse side of this Form and submit it to the Subscription Agent along with payment for the Shares for which you subscribed. The terms and conditions of the offering of Shares is set forth in the accompanying Propectus, which is incorporated herein by reference. If you are allocated none of, or less than all of, the Shares for which you subscribed, the excess funds paid by you for Shares not issued to you shall be returned by mail without interest or deduction as soon as practicable after the closing date.

      If you have any questions about completing this Subscription Form please call the Subscription Agent at (800) 829-8432.

NEW AMERICA INTERNATIONAL, INC.


BY___________________________
  Jeffrey M. Finn, President

                              -----------------

NAI BROKER MEMBERS AND THE PRINCIPALS, SHAREHOLDERS, PARTNERS, OFFICERS, MANAGERS AND LICENSED REAL ESTATE BROKERS OF NAI'S BROKER MEMBERS WHO ARE RESIDENTS OF THE STATE OF CALIFORNIA (OTHER THAN "QUALIFIED PURCHASERS"), FLORIDA, MARYLAND, NORTH DAKOTA, SOUTH DAKOTA AND TEXAS ARE NOT ELIGIBLE TO PARTICIPATE IN THE CONCURRENT OFFERING. SEE ENCLOSED INSTRUCTIONS FOR A DEFINITION OF "QUALIFIED PURCHASER."

                              -----------------

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[Back of Broker Member Subscription Form]

PLEASE WRITE YOUR BROKER MEMBER GROUP FORM NUMBER WHICH IS LISTED ON THE LOWER LEFT CORNER OF THE LABEL INCLUDED ON THE FRONT OF THIS FORM, IN YOUR CHECK, BANK DRAFT, OR MONEY ORDER.

DETAILS OF SUBSCRIPTION -- PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

I WISH TO SUBSCRIBE FOR THE NUMBER OF SHARES LISTED BELOW:


                                 X $2.00 = $
 --------------------------------------    ------------------------------
 (Number of shares - whole number only)    (Amount of Subscription Price)


HOLDER REPRESENTATIONS - If you wish to purchase NAI Shares you must complete this section.

1. Check the box if you are not a resident of Florida, Maryland, North Dakota, South Dakota or Texas
     / / -residents of these states are not eligible to participate in "The Concurrent Offering."
2.   Are you a resident of California? / / Yes / / No
     If you answered "yes" please fill out number 3.
3. California Residents: Do you hereby make the California Representations that you are a "Qualified Purchaser" as set forth in the Instructions enclosed herewith? / / Yes / / No


FORM OF PAYMENT

The completed Subscription Form and payment in full for the Subscription Price, payable in United States currency by personal check, cashier's check, bank draft or money order drawn on a bank located in the United States, payable to "First Union National Bank, as Subscription Agent" should be mailed or delivered to the Subscription Agent as follows:

By Regular Mail:                          By Overnight Courier:
      First Union National Bank               First Union National Bank
 1525 West W.T. Harris Boulevard, 3C3    1525 West W.T. Harris Boulevard, 3C3
 Charlotte, North Carolina 28288-1153    Charlotte, North Carolina 28262
      Telephone: (800) 829-8432               Telephone: (800) 829-8432

New York Drop:                            Facsimile Transmission:
     First Union National Bank                           (704) 590-7628
   40 Broad Street - 5th Floor, Suite 550
        New York, New York 10004

If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, persons who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

Payment may also be made by wire transfer directly to the Escrow Account maintained by First Union

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National Bank, as Subscription Agent, at First Union National Bank, ABA ROUTING
# 0530-00219, for Credit G/L Account # 465946, Further credit: NAI RIGHTS OFFERING, Attn: Mike Klotz (704) 590-7408. Check here if payment will be made by wire transfer: / /

GENERAL

     Delivery other than as set forth above will not constitute a valid delivery.

     I acknowledge that I have received the Prospectus and that I am a member of the Broker Member Group. I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions set forth in this Prospectus.

     I understand that in order to subscribe for Shares I must properly complete and duly execute this Subscription form and deliver this Subscription Form together with payment of the full Subscription Price to the Subscription Agent.

SIGNATURE OF
  SUBSCRIBER: _______________________________

TELEPHONE NUMBER: ( ) _____________________ (daytime)
                         AREA CODE

TELEPHONE NUMBER: ( ) _____________________ (evening)
                         AREA CODE

Address for delivery of Shares if other than as shown on front: _____________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________